Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-146214 and 333-220553 on Form S-8 of Sierra Bancorp and Subsidiary of our report dated March 12, 2020, relating to our audit of the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Eide Bailly LLP

San Ramon, California
March 12, 2020